BNSF RAILWAY COMPANY NON-SALARIED
EMPLOYEES 401(k) RETIREMENT PLAN

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-63249 and 333-135897 of Burlington Northern Santa Fe Corporation on Form S-8 of our report dated June 30, 2009, appearing in this Annual Report on Form 11-K of the BNSF Railway Company Non-Salaried Employees 401(k) Retirement Plan (formerly known as The Burlington Northern and Santa Fe Railway Company Non-Salaried Employees 401(k) Retirement Plan) for the year ended December 31, 2008.

/s/ Whitley Penn LLP

Fort Worth, Texas
June 30, 2009

Form 11-K